Exhibit 99.1
Consent of BBP Partners, LLC.
     We consent to the reference to our firm in the Annual Report on Form 10-K for the year ended December 31, 2006, of DATATRAK International Inc. (the “Company”), and to the incorporation by reference of such reference into the Company’s following registration statements (a) on Forms S-8: Reg. Nos. 333-118997, Amended and Restated 1996 Key Employees and Consultants Stock Option Plan; 333-118998, Amended and Restated Outside Directors Stock Option Plan; 333-90699, Amended and Restated 1996 Directors Stock Option Plan; and 333-127554, 2005 Omnibus Equity Plan; and (b) on Forms S-3: Reg. Nos. 333-108439, Common Stock; and 333-121993, Common Stock, and any supplements and amendments thereto.
/s/ BBP Partners, LLC
Cleveland, Ohio
March 5, 2008